UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2010

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cymer held its Annual Meeting of Stockholders on May 20, 2010. The following describes the matters considered by the Company’s stockholders at the Annual Meeting, and the final results of the votes cast at the Meeting.

Out of 30,079,788 shares of common stock entitled to vote at such meeting, there were present in person or by proxy 26,746,124 shares. At the Annual Meeting, the stockholders of Cymer approved the following matters:

Proposal 1. The election of the following nine directors to serve for one year. The votes for the nominated directors were as follows:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Abbe	26,652,321	93,803	—
Robert P. Akins	26,124,463	621,661	—
Edward H. Braun	26,353,521	392,603	—
Michael R. Gaulke	26,654,021	92,103	—
William G. Oldham	26,353,821	392,303	—
Eric M. Ruttenberg	26,356,126	389,998	—
Peter J. Simone	24,938,186	1,807,938	—
Young K. Sohn	26,356,621	389,503	—
Jon D. Tompkins	26,038,051	708,073	—

Proposal 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. 25,987,387 votes were cast for approval, 752,990 votes were cast against, 5,747 votes were abstained and there were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Paul B. Bowman
Date: May 25, 2010		Paul B. Bowman
Senior Vice President, Chief Financial Officer and Secretary